UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 26,  2018

LAKE SHORE BANCORP, inc.

(Exact name of registrant as specified in its charter)

United States	000-51821	20-4729288
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31 East Fourth Street, Dunkirk, NY 14048

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (716) 366-4070

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01Other Events.

On November 26, 2018, Lake Shore Savings Bank (the “Bank”), the wholly-owned subsidiary of Lake Shore Bancorp, Inc. (the “Company”), filed an application with the Office of the Comptroller of the Currency seeking approval to convert the Bank’s charter from a federal savings bank to a national bank under the name “Lake Shore Bank, National Association.”  The Bank’s conversion to a national bank charter will enable it to engage in business activities authorized for national banks, including establishing deposit and account relationships with New York municipalities and other public entities.  Currently, under New York law, municipalities and public entities in New York may not deposit funds with either state- or federally-chartered savings banks.  In connection with the Bank’s charter conversion, the Company and Lake Shore, MHC (the “MHC”), the majority stockholder of the Company, have filed applications seeking approval from the Board of Governors of the Federal Reserve System to become bank holding companies.  In order to become bank holding companies, the Company and the MHC will be required to eliminate their federal charters, and will reincorporate as a Maryland corporation and a Delaware non-stock corporation, respectively.  After the Bank’s charter conversion and the Company’s reincorporation in Maryland, the Company will remain in the public mutual holding company structure with the same stock ownership percentages that existed prior to the charter conversions.

A copy of the press release announcing the Bank’s filing of the charter conversion application is included as exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits

99.1Press Release of Lake Shore Bancorp, Inc. dated November 28, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKE SHORE BANCORP, inc.
By:	/s/ Rachel A. Foley
Name:	Rachel A. Foley
Title:	Chief Financial Officer and Treasurer

Date: November 28,  2018